Exhibit 31.1
CERTIFICATION
     I, David W. Scheible certify that:
     1. I have reviewed this Amendment to the Annual Report on Form 10-K of Graphic Packaging Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David W. Scheible
David W. Scheible
President and Chief Executive Officer (Principal Executive Officer)

April 30, 2008